UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21287	95-3732595
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

2381 Rosecrans Avenue
El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 17, 2007, Peerless Systems Corporation (“Peerless”) and Kyocera Mita Corporation (“Kyocera”) entered into a Master Development Agreement, a Licensed Software Addendum #6, and a Master Maintenance and Support Agreement, all effective as of February 1, 2005, the date of the memorandum of understanding (the “Definitive Agreements”). These Definitive Agreements supplement and clarify but generally do not supersede the binding memorandum of understanding made by the parties as of February 1, 2005. The Definitive Agreements provide additional terms relating to the development of Kyocera’s products by Peerless, establish the terms and the fees associated with the licensing of Peerless’ products, and clarify Peerless’ maintenance obligations with respect to its products. The Definitive Agreements will be filed as exhibits to Peerless’ Form 10Q for the first quarter ended April 30, 2007, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 7.01.	Regulation FD Disclosure.

On April 19, 2007, Peerless issued a press release announcing that Peerless and Kyocera had entered into the Definitive Agreements. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 19, 2007, entitled "Peerless Systems and Kyocera-Mita Corporation Enter into Definitive Agreements."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: April 19, 2007	By:	/s/ Richard L. Roll
Richard L. Roll
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 19, 2007, entitled "Peerless Systems and Kyocera-Mita Corporation Enter into Definitive Agreements."